UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

AMEDICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On September 5, 2018, Amedica Corporation, a Delaware corporation (the “Company”), and US Spine Inc., a Delaware corporation and wholly owned subsidiary of the Company (“US Spine”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CTL Medical Corporation, a Delaware corporation (“CTL”), and, pursuant to which the Company and US Spine will, among other things, sell, transfer, and assign to CTL certain assets and liabilities related to the Company’s and US Spine’s business of developing, manufacturing, distributing, and selling spinal implant products that incorporate silicon nitride technology (the “Silicon Nitride Products”), metal-based spinal implant products, PEEK spinal implant products, biologics, including all rights to the name “Amedica” (all such assets and products to be sold are referred to herein as the “Sold Assets”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”. The Company will continue to manufacture the Silicon Nitride Products for CTL for ten years following the closing of the Transactions (the “Closing”) pursuant to an exclusive manufacturing arrangement described in the Purchase Agreement, and the Company will continue to manufacture and own all rights to silicon nitride products for other non-spinal biomedical applications (the “Amedica Products”)following the Closing. In addition, the Company will continue to own the patents claiming the manufacture of the Silicon Nitride Products and the Amedica Products and the related know how required for such manufacture.

As consideration for the Transaction, CTL will pay the Company up to $10.0 million as follows:

●	First, at the Closing, CTL will assume the Company’s payment obligations under the Company’s existing $2.5 million note (the “North Stadium Note”) with North Stadium Investments, LLC, an entity that is controlled by Dr. Sonny B. Bal, who is the Company’s Chairman and Chief Executive Officer. However, if CTL is unable to refinance and repay the North Stadium Note in full by the five-month anniversary of the Closing, CTL will instead make monthly payments covering the full amortization of the North Stadium Note, and the North Stadium Note will have a new term of 36 months and simple, non-compounded annual interest at a rate of 15%.
●	Second, CTL will issue to the Company an interest-free $6.0 million promissory note.
●	Third, CTL will pay the Company an earn-out payment of up to $1.5 million if CTL achieves certain sales revenues for the Sold Assets over the three-year period following the Closing. The criteria for this earn-out payment is set forth in Section 2.2 of the Purchase Agreement.

CTL’s payment obligations will be secured by a second lien on the Sold Assets (subordinate to North Stadium Investments, LLC) and a personal guarantee from Daniel Chon, who is the President of CTL. Mr. Chon’s personal guarantee will terminate upon CTL’s payment in full of the North Stadium Note.

The Transactions are subject to customary closing conditions. The Purchase Agreement contains representations, warranties, and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company’s Board of Directors to exercise its fiduciary duties.

The Purchase Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Purchase Agreement by the Company in the event the Company has accepted a superior proposal, the Company will be required to pay CTL a termination fee of $300,000. If either the Company or CTL have not completed their respective conditions precedent by October 1, 2018, then the other party may terminate the Purchase Agreement.

The Company and CTL have agreed to customary indemnification obligations with respect to breaches of the representations and warranties contained in the Purchase Agreement.

The Company and CTL have agreed to enter into certain restrictive covenants as part of the Transactions. These restrictive covenants include the following:

●	For a period of five years after the Closing, the Company has agreed not to solicit or sell any of the Sold Assets in any territory, possession or state in the United States where the Company has sold or delivered the Sold Assets during the two-year period before the Closing or where CTL otherwise sells or delivers spinal products.
●	The Company may not divulge to others for use for its own benefit or for the benefit of others any confidential information or trade secrets with respect to the Sold Assets.
●	For a period of five years after the Closing, neither the Company nor CTL will on its own or on behalf of any other person, hire or solicit or in any manner attempt to influence or induce any employee of the other party or any person who was employed by the other party to leave the employment of such other party or its affiliates.
●	For a period of 10 years after the Closing, if the Company determines to sell substantially all of its assets, its silicon nitride spinal implant manufacturing technology or its manufacturing facility, CTL has a right of first negotiation, coupled with a right of last refusal, to acquire such assets.
●	For a period of 10 years from the Closing, the Company has appointed CTL as its exclusive broker to offer for sale, and sell, the Company’s manufacturing services to third party developers of spinal implants and spinal devices that incorporate silicon nitride technology. In consideration for such brokerage services, the Company shall pay to CTL a commission on the revenues from such third party products.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company or CTL or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or CTL or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or CTL. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company or CTL and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the SEC.

Item 7.01	Regulation FD Disclosure

On September 6, 2018, the Company and CTL issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and among Amedica Corporation, CTL Corporation and US Spine Inc. dated as of September 5, 2018.
99.1	Press Release dated September 6, 2018.

* Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date:	September 6, 2018	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer